EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in (i) Registration Statement Nos. 333-36856,  333-82486, 333-115633, 333-115634, 333-150680 of Enterprise Products Partners L.P. on Form S-8; (ii) Registration Statement No. 333-145709 of Enterprise Products Partners L.P. and Enterprise Products Operating LLC on Form S-3; and (iii) Registration Statement No. 333-142106 of Enterprise Products Partners L.P. on Form S-3 of our report dated March 2, 2009 (July 6, 2009 as to the effects of the adoption of SFAS 160 and the related disclosures in Notes 1 and 3), relating to the consolidated balance sheet of Enterprise Products GP, LLC and subsidiaries at December 31, 2008 (which report expresses an unqualified opinion and includes an explanatory paragraph concerning the retrospective adjustments related to the adoption of SFAS 160), appearing in this Current Report on Form 8-K of Enterprise Products Partners L.P.

/s/ DELOITTE & TOUCHE LLP

Houston, Texas
July 6, 2009